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                                                                  EXHIBIT 10.15

                                                         CONFIDENTIAL TREATMENT
                                                         REQUESTED

                                METRA BIOSYSTEMS, INC.

                   DEVELOPMENT, LICENSE AND DISTRIBUTION AGREEMENT


    This DEVELOPMENT, LICENSE, AND DISTRIBUTION AGREEMENT (the "AGREEMENT") is entered into as of the third day of May, 1996 (the "EFFECTIVE DATE") by and between METRA BIOSYSTEMS, INC., a California corporation having a principal place of business at 265 North Whisman Road, Mountain View, California 94043 ("METRA"), and CHOLESTECH CORPORATION, a California corporation having a principal place of business at 3347 Investment Blvd., Hayward, CA 94545-3877 ("CHOLESTECH"), with reference to the following:

                                       RECITALS

    WHEREAS Metra is a biomedical company in the business of developing and marketing diagnostics, including biochemical markers and reagents, for connective tissue diseases;

    WHEREAS Cholestech is a diagnostics company in the business of developing and marketing point-of-care diagnostic instruments and reagents; and

    WHEREAS the parties wish to develop a point-of-care diagnostic test for the measurement of bone resorption utilizing Metra's Pyrilinks-Registered Trademark--D product and the Cholestech L-D-X-Registered Trademark- instrument platform and cassette format, and to maximize the distribution and market penetration of such test;

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                      AGREEMENT

SECTION 1:  DEFINITIONS AND RULES OF CONSTRUCTION

1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases shall have the following meaning:

    1.1.1 "AFFILIATE" shall mean, with respect to a party, any person, corporation or other business entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a party. For this purpose, control of a corporation or other business entity shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or greater interest in the equity of, such corporation or other business entity.

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    1.1.2     "CHOLESTECH TECHNOLOGY" shall mean all of Cholestech's existing or future non-public and proprietary technology, including Cholestech Joint Inventions (as defined in Section 9.1), for Cholestech's L-D-X-Registered Trademark- point-of-care diagnostic instruments and reagents as necessary to develop, manufacture, and commercially exploit the Licensed Product and Future Licensed Products as set forth in this Agreement, said technology being discovered or developed by or for Cholestech or licensed to Cholestech which Cholestech in turn is free to license, including all developments, discoveries, inventions, techniques, methods, processes, trade secrets, biological materials, know-how and technical information pertaining thereto, whether or not patentable, and any improvements or modifications thereto made by Cholestech (to the extent Cholestech shall have the right to grant such rights) during the Term of this Agreement.

    1.1.3 "COMBINATION PRODUCT" shall mean a Licensed Product or Future Licensed Products that is sold together in combination with one or more diagnostic markers outside the scope of this Agreement having significant independent diagnostic utility.

    1.1.4 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereof.

    1.1.5     "FULLY BURDENED MANUFACTURING COST" of Reagents, Licensed
Product, or Future Licensed Products shall mean the cost of [             ]
incurred in the manufacture of such Reagents, Licensed Product, or Future Licensed Products, respectively, such calculation being based upon accepted industry standards as determined by U.S. GAAP.

    1.1.6 "FUTURE LICENSED PRODUCTS" shall mean immunoassay cassettes that incorporate Metra Future Products for use with Cholestech's L-D-X-Registered
Trademark-   point-of-care instrument and which incorporate any Metra Technology and Cholestech Technology.

    1.1.7     "LICENSED PATENTS" shall mean either Cholestech Patents or Metra
Patents:

         1.1.7(a) "CHOLESTECH PATENTS" shall mean all patents and patent applications, including provisional applications, as to which Cholestech has, as of the Effective Date or during the Term of this Agreement, the right to grant the licenses or sublicenses with respect thereto, containing claims covering the Licensed Product or Future Licensed Products or processes relating thereto, and all patents and patent applications resulting from Cholestech Joint Inventions, and which are filed with respect to inventions conceived prior to or during the Term of this Agreement in the United States or any foreign jurisdiction, including any continuation, continuation-in-part, division, substitute application, re-registration, or patent issued therefrom, any reissue, extension or patent term extension thereof, and any confirmation patent or registration patent or patent of addition based on any such patent.

         1.1.7(b) "METRA PATENTS" shall mean all patents and patent applications, including provisional applications, as to which Metra has, as of the Effective Date or during the Term of this Agreement, the right to grant the licenses or sublicenses with respect thereto, containing claims covering the Licensed Product or Future Licensed Products or processes

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relating thereto, and all patents and patent applications resulting from Metra
Joint Inventions, and which are filed with respect to inventions conceived prior to or during the Term of this Agreement in the United States or any foreign jurisdiction, including any continuation, continuation-in-part, division, substitute application, re-registration, or patent issued therefrom, any reissue, extension or patent term extension thereof, and any confirmation patent or registration patent or patent of addition based on any such patent.

    1.1.8 "LICENSED PRODUCT" shall mean an immunoassay cassette for the measurement of bone resorption, such cassette incorporating Metra's Pyrilinks-Registered Trademark--D technology for measurement of deoxypyridinoline in human urine samples, for use with Cholestech's L-D-X-Registered Trademark- point-of-care instrument, as described in further detail in the product specifications set forth in EXHIBIT A attached hereto, and which incorporates any Metra Technology and Cholestech Technology.

    1.1.9 "LICENSED PRODUCT PROFITS" shall mean any Net Sales of Licensed Product or Future Licensed Products, as applicable, minus Cholestech's Fully Burdened Manufacturing Cost for such Licensed Product or Future Licensed
Products, as applicable, and minus Cholestech's and Metra's [                ]
costs directly associated with the commercialization of such Licensed Product and Future Licensed Products, as applicable, solely to the extent that such deductions are expressly approved by the Commercialization Committee set forth in Section 3.2 hereto.

    1.1.10 "METRA FUTURE PRODUCT(S)" shall mean, subject to Section 4.5, Metra's existing and future connective tissue biochemical markers and Reagents, exclusive of biochemical markers and Reagents incorporated in Licensed Product, and that Metra decides to commercialize or have commercialized (to the extent Metra shall have the right to grant such rights; PROVIDED, HOWEVER, that in the event that Metra discovers any new biochemical marker ("METRA NEW MARKER") or
obtains a license to a biochemical marker from a third party [              ]
("THIRD PARTY MARKER"), then Metra can [                         ] such Metra
New Marker or Third Pary Marker to any third party [                ] with a
third party for such Metra New Marker or Third Pary Marker that [             ]
to such Metra New Marker or Third Pary Marker).

    1.1.11 "METRA TECHNOLOGY" shall mean, subject to Section 4.5, all of Metra's existing or future non-public and proprietary technology, including Metra Joint Inventions, for the measurement of biochemical markers, and other connective tissue biochemical markers, said technology being discovered or developed by or for Metra or licensed to Metra which Metra in turn is free to license (to the extent Metra shall have the right to grant such rights), including all developments, discoveries, inventions, techniques, methods, processes, trade secrets, biological materials, know-how and technical information pertaining thereto, whether or not patentable, and any improvements or modifications thereto made by Metra (to the extent Metra shall have the right to grant such rights) during the term of this Agreement.

    1.1.12 "TRADEMARKS" shall mean those trademarks, registered or not, now owned or licensed, or hereafter acquired or licensed during the term of this Agreement, by or on behalf of either party or any of such party's Affiliates, adopted or used in connection with this Agreement,

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including those Trademarks listed in EXHIBIT F attached hereto, which list may be updated from time to time by the parties hereto.

    1.1.13 "NET SALES" shall mean the gross invoiced price for all Licensed Product or Future Licensed Products sold by Cholestech or its Affiliates, or by Metra or its Affiliates pursuant to Section 4.4, to unrelated third parties (or to Affiliates that are end-users of the Licensed Product or Future Licensed Products), less deductions made in the normal course of business for: (i) commercially reasonable quantity, trade and cash discounts or rebates, recalls, credits or allowances and adjustments separately and actually credited to customers; (ii) charges for freight, postage, transportation, import or export taxes, excise taxes and other similar taxes, insurance and other delivery costs not otherwise charged to the customer; and (iii) any tax or other government charges imposed on the sale or use of Licensed Product or Future Licensed Products (other than income tax) levied on its sale, transportation or delivery and borne by Cholestech or its Affiliates or by Metra or its Affiliates, as applicable and any withholding taxes to the extent that the selling party bears the withholding tax and cannot claim a credit for such amount; PROVIDED, HOWEVER, that: (w) the Commercialization Committee, described in Section 3.2 hereto, shall determine the basis for determining Net Sales price with respect to Combination Products; (x) Net Sales shall not include Licensed Product or
Future Licensed Products used in [               ], or for [                 ]
or [                 ] or as [                        ] so long as Cholestech
receives no compensation in any form for such use/donation; and (y) in the event that a Licensed Product or any Future Licensed Products is transferred by Cholestech or its Affiliates or by Metra or its Affiliates, as applicable, to an end user, except as provided in Section 1.1.13(x) hereto, free of charge or at a price which is substantially lower than the price that would be charged in an arms length third party transaction, then the Net Sales of such Licensed Product or Future Licensed Products shall be determined using the average selling price of such Licensed Product or Future Licensed Products, as applicable, by Cholestech or its Affiliates or by Metra or its Affiliates, as applicable, in arms length third party transactions over the same time period in which it is given or, if no average selling price of such Licensed Product is available as of such date, at a reasonable value (to be agreed upon by the Commercialization Committee) based upon the average selling prices of products available in the marketplace similar to such Licensed Product or Future Licensed Products, as applicable.

    1.1.14 "NON-METRA PRODUCT" shall mean an immunoassay cassette that does not incorporate any Metra Technology or Reagents and that incorporates an immunoassay cassette developed and funded under this Agreement or that is manufactured using the same or a substantially similar main body tool and reaction bar tool as those tools developed under this Agreement for manufacturing the Licensed Product.

    1.1.15 "REAGENTS" shall mean chemical and biological materials which use Metra Technology, and include polyclonal or monoclonal antibodies, antigens, and conjugates.

    1.1.16 "REGULATORY APPROVAL" shall mean the granting of all governmental or regulatory approvals required, if any, for the sale of a Licensed Product in a given country or jurisdiction within the Territory, including without limitation, FDA approval in the United States.

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    1.1.17    "TECHNICAL INFORMATION" shall mean all inventions, discoveries, know-how, trade secrets, information, experience, technical data, formulas, procedures or results relating to the Licensed Product or Future Licensed Products (including, without limitation, physical, chemical, biological, pre-clinical and clinical data, product forms and formulations, and know-how relating to methods, processes or techniques for the manufacture or use of Licensed Product or Future Licensed Product including, without limitation, preparation, recovery, packaging, and sterilization processes and techniques, control assays and specifications), which are rightfully held by a party hereto or its Affiliates with right to license or sublicense on the Effective Date, or which are developed or acquired by such party or its Affiliates with right to license or sublicense during the term of this Agreement, and which Technical Information is useful or necessary for the registration, manufacture, use or sale of Licensed Product or Future Licensed Products.

    1.1.18    "TERRITORY" shall mean the entire world.

1.2 RULES OF CONSTRUCTION. As used in this Agreement, all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits hereto, as the same may from time to time be amended or supplemented. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. The terms "party" and "parties" shall refer to Metra and Cholestech, individually or collectively. This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor of or against either party.

SECTION 2:  LICENSE GRANT.

2.1 LICENSE FROM METRA TO CHOLESTECH. Metra hereby grants to Cholestech and its Affiliates: (i) a non-exclusive, royalty-bearing license or sublicense, as the case may be, without the right to sublicense, under Metra Patents and Metra Technology to use, make, have made, sell, offer to sell, import or otherwise distribute Licensed Product within the Territory; and (ii) subject to Section 4.5, a non-exclusive, royalty-bearing license or sublicense, as the case may be, without the right to sublicense, under Metra Patents and Metra Technology to use, make, have made, sell, offer to sell, import, or otherwise distribute the Future Licensed Products; PROVIDED, HOWEVER, that any and all licenses granted hereunder are subject to the provisions of Section 4, and subject specifically, without limitation, to Section 4.6.

2.2 SUPPLY AGREEMENT; DEFAULT MANUFACTURING LICENSES. The parties agree that following execution of this Agreement, but in any event, within three (3) months hereof, they will negotiate in good faith and will execute a supply agreement which includes terms of supply of Metra's Reagents and terms of supply of the Licensed Product and Future Licensed Products under Section 4.4, and which shall incorporate all of the obligations set forth under Section 8 hereto.

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Such supply agreement shall provide that Reagents, Licensed Product, and Future
Licensed Products shall be supplied by one party to the other party at [     ],
which shall be payable within [        ] days of date of invoice for such
Reagents, Licensed Product, and Future Licensed Products.  Any royalties
therefor or [      ] of Licensed Products Profits shall be made according to
the terms of this Agreement.

    2.2.1 Metra agrees that Cholestech shall be granted a non-exclusive, royalty-free license (for the Term of this Agreement) to make, have made, import, use, offer to sell, sell and otherwise distribute the Reagents if: (i) Metra is in breach under this Agreement of its payment obligations to Cholestech (unless such payment obligations are subject of a good faith dispute between the parties) and fails to cure any such breach within a specified cure period; (ii)
Metra has breached its obligation to [                                     ]
and fails to cure any such breach within a specified cure period; or
(iii) enters into bankruptcy or liquidation proceedings or becomes insolvent, all pursuant to the definitive terms of the supply agreement.

    2.2.2 Cholestech agrees that Metra shall be granted a non-exclusive royalty-free license (for the Term of this Agreement) to make, have made,
import, use, offer to sell, sell and otherwise distribute [             ], if
Cholestech: (i) has breached its payment obligations to Metra under this Agreement (unless such payment obligations are subject of a good faith dispute between the parties) and fails to cure any such breach within a specified cure period; (ii) has breached its obligation to supply Licensed Product or Future Licensed Products to Metra or its Affiliates pursuant to Section 4.4 or to the agreed upon distributors pursuant to the agreed upon forecasts, and fails to cure any such breach within a specified cure period; or (iii) enters into bankruptcy or liquidation proceedings or becomes insolvent, all pursuant to the definitive terms of the supply agreement. Cholestech further agrees that Metra shall be granted a non-exclusive license (for the Term of this
Agreement), [              ] to make, have made, import, use, offer to sell,
sell and otherwise distribute Cholestech's [                          ], if
Cholestech: (x) has breached its obligation to supply Cholestech's L-D-X-Registered Trademark- point of care instrument to Metra or its Affiliates pursuant to Section 4.4 or to the agreed upon distributors pursuant to the agreed upon forecasts, and fails to cure any such breach within a specified cure period; or (y) enters into bankruptcy or liquidation proceedings or becomes insolvent or ceases manufacturing activities, all pursuant to the definitive terms of the supply agreement. In addition, the supply agreement shall contain a provision for a pro rata allocation of Licensed Product, Future Licensed Products, Reagents, and Cholestech's L-D-X-Registered Trademark-point-of-care instrument from Cholestech to Metra in the event that demand for such products exceeds currently available supply, as determined by firm purchase orders, and shall provide that Cholestech may cure any such shortage within a reasonable cure period by second sourcing or increased internal manufacturing capacity.

2.3 TRADEMARK LICENSE. Each party hereby grants to the other party hereto a non-exclusive license under its Trademarks to use such Trademarks solely for purposes of co-branding the Licensed Product or Future Licensed Products. Each party shall communicate to the other party its desired appearance and usage of its Trademarks. Each party shall have the right to review, approve, and request reasonable modifications of any and all use of its Trademarks by the other

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party prior to such use, which modifications the other party shall use its best efforts to promptly incorporate or adopt with respect to such Trademarks. Each party will promptly respond to requests from the other party for review of such use.

SECTION 3:  LICENSED PRODUCT DEVELOPMENT.

3.1 DEVELOPMENT COMMITTEE. Metra and Cholestech shall form a Development Committee which shall meet monthly or as mutually agreed to discuss progress toward and any deviations from the development and milestone schedule set forth in EXHIBIT B and to discuss and agree upon deviations from the product specifications set forth in EXHIBIT A and resulting deviations from the milestone schedule set forth in EXHIBIT B. The Development Committee will be composed of two (2) voting representatives from each of Metra and Cholestech. All decisions of the Development Committee will require a majority vote of such committee. A quorum shall not exist for the purpose of a vote of the Development Committee unless all members thereof are in attendance. In the event of an even split or an inability of the Development Committee to reach a decision on any issue, then such issue shall be submitted to the CEOs of both parties. In the event that the CEOs are unable to reach a decision on such issue, then the matter shall go to arbitration pursuant to Section 14.6 hereto. Any decision by the Development Committee shall be binding upon the parties.

3.2 COMMERCIALIZATION COMMITTEE. Metra and Cholestech shall form a Commercialization Committee which shall meet monthly or as mutually agreed to determine distribution and promotional parties for the Licensed Product and Future Licensed Products and to determine forecasting pursuant to Sections 4.4,
8.2 and 8.3, and joint marketing and collaboration activities, and financial terms for Future Licensed Products. The Commercialization Committee will be composed of two (2) voting representatives from each of Metra and Cholestech. All decisions of the Commercialization Committee will require a majority vote of such committee. A quorum shall not exist for the purpose of a vote of the Commercialization Committee unless all members thereof are in attendance. In the event of an even split or an inability of the Commercialization Committee to reach a decision on any issue, then such issue shall be submitted to the CEOs of both parties. In the event that the CEOs are unable to reach a decision on such issue, then the matter shall go to arbitration pursuant to Section 14.6 hereto; PROVIDED, HOWEVER, that in the event that the CEO's cannot decide on a distribution party for a Licensed Product or Future Licensed Products pursuant to Section 4.1 hereto, then each party shall have the right to co-distribute such Licensed Product and such Future Licensed Products pursuant to Section 4.4 hereto. Any decision by the Commercialization Committee shall be binding upon the parties. Commercialization Committee shall review marketing and promotional literature including labeling for any Licensed Product and Future Licensed Products for compliance with the rules and regulations promulgated by a regulatory authority of competent jurisdiction, including FDA and the Securities Exchange Commission.

3.3 COSTS. Each party shall pay its own travel and lodging expenses incurred in connection with the meetings of both the Development Committee described in
Section 3.1 and the Commercialization Committee described in Section 3.2, which meetings shall alternate between locations so as to balance travel requirements and expenses. Each party shall use reasonable

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efforts to cause its respective representatives to attend all meetings of both the Development Committee and the Commercialization Committee.

3.4 EXCHANGE OF TECHNICAL INFORMATION.  During the Term of this Agreement,
Metra and Cholestech shall inform each other, to the extent they have not already done so, of their respective Technical Information which is necessary or useful for the other party to carry out its obligations under this Agreement to develop, manufacture, register, market and sell Licensed Product and Future Licensed Products. During the term of this Agreement, each party will permit access at reasonable times and with reasonable frequency to the relevant scientific, manufacturing, preclinical, clinical, regulatory and other appropriate personnel of the other party and its Affiliates. Each party shall inform the other through the Development Committee or Commercialization Committee, as appropriate, on a timely basis of their respective Technical Information (including all preclinical and clinical results relating to the Licensed Product or Future Licensed Products) obtained by them to the extent such results are necessary or useful for the other party to carry out its obligations under this Agreement to develop, manufacture, register, market and sell Licensed Product or Future Licensed Products.

3.5 COORDINATION OF CLINICAL TRIALS AND SUBMISSIONS. Cholestech shall assume primary responsibility for the clinical development program for the Licensed Product and Future Licensed Products, including all clinical trials and submissions as may be required to obtain any Regulatory Approval or waive status under the Clinical Laboratory Improvement Amendments of 1988 (CLIA). Cholestech shall prepare an annual clinical trial plan for the Licensed Product and Future Licensed Products, taking into consideration the suggestions of the person or persons appointed by Metra to supervise the clinical development of such Licensed Product and Future Licensed Products, and subject to the approval of the Development Committee and Commercialization Committee. Cholestech shall pay any and all costs and expenses associated with such clinical trials, FDA, and CLIA submissions, and shall allow Metra to review and provide input into such trials and submissions, in connection with the Licensed Products and Future Licensed Products. Cholestech shall be responsible for and shall pay any and all costs and expenses associated with all FDA Good Manufacturing Practice ("GMP") obligations in connection with the Licensed Products and Future Licensed Products, PROVIDED, HOWEVER, that Metra has responsibility for any GMP obligations in connection with the Reagents. Metra shall provide to Cholestech
access to its 510(k) and/or PMA submissions, [                ] and any [      ]
(the "SUBMISSIONS MATERIALS") to the extent necessary to facilitate Cholestech's FDA or other applicable regulatory body submission for the Licensed Product and Future Licensed Products.

3.6 REAGENTS.  During the Term of this Agreement, Metra shall supply Reagents
to Cholestech at a price equal to Metra's [                                    ]
subject to the provisions of Section 13.3 hereto.

3.7 PERMITTED USE OF INFORMATION AND ASSISTANCE. Cholestech and Metra each shall be entitled to use the information and assistance furnished by the other party pursuant to this Section 3 solely for purposes of: (i) achieving Licensed Product and Future Licensed Products quality and/or quantity requirements; and/or (ii) as necessary to fulfill the obligations set forth in this

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Agreement, without incurring any additional royalty or other payment obligation.
All such information and assistance shall be deemed Confidential Information as defined in Section 12.1 hereto.

3.8 COVENANTS. Cholestech shall use its commercially reasonable efforts, consistent with its reasonable business judgment and consistent with those applied to other products of similar commercial value, to develop Licensed Product and Future Licensed Products and to commence commercial marketing of Licensed Product and Future Licensed Products within the Territory in countries in which Cholestech normally markets diagnostic products after obtaining necessary government approvals in such countries.

SECTION 4:  DISTRIBUTION

4.1 INTERNATIONAL DISTRIBUTION. Subject to the provisions of Section 4.6 below, outside of the United States, Cholestech and Metra agree that both parties will use reasonable commercial efforts to jointly agree upon distribution and promotional party(ies) for the Licensed Product and Future Licensed Products.

4.2 UNITED STATES DISTRIBUTION. In the United States, Cholestech shall be free to appoint any nonexclusive distribution and promotional party for the Licensed Product and Future Licensed Products. In the event Metra desires to appoint an additional nonexclusive distribution party for the Licensed Product and Future Licensed Products in addition to the party(ies) appointed by Cholestech, Metra
may so appoint the additional [                          ] distribution party
without Cholestech's prior written consent: [                                ]
In the event Cholestech desires to appoint an exclusive or semi-exclusive distribution and/or promotional party for the Licensed Products and Future Licensed Products with respect to any geographic region or class of customers within an identified market segment, Cholestech shall submit the proposed exclusive distribution party to the Commercialization Committee for approval. For purposes of this Agreement, the term "SEMI-EXCLUSIVE" shall mean only two.

4.3 LICENSED PRODUCTS PROFITS.  Except in the circumstance contemplated under
Section 4.4 hereto, the parties will [                      ] Licensed Product
Profits for Licensed Product and [                                 ] received
from distribution parties and promotional parties for the Licensed Product; PROVIDED, HOWEVER, in the event that any and all outstanding balances due on loans granted from Metra to Cholestech under Section 6 hereto have not been
fully repaid to Metra, then: (i) any and all [                  ] received by
Cholestech from distribution or promotional parties for such Licensed Product shall be paid to Metra and first be applied to any outstanding interest and thereafter to any outstanding principal of such outstanding loan balance; and,
(ii) Licensed Product Profits shall be paid in accordance with

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Section 6.3(b).  The Commercialization Committee shall agree to the distribution of Licensed Product Profits for Future Licensed Products.

4.4 [                 ].  In the event that both the Commercialization Committee and the CEO's cannot agree upon a distribution party in accordance with the
provisions of Section 3.2 hereto for any [                 ] outside of the
[              ], and to assure that the Licensed Product and Future Licensed
Products are distributed to a broad market in an efficient manner, then [      ]
parties will have [                     ] for the Licensed Product and Future
Licensed Products in such [                 ], subject to the royalty terms and
conditions set forth in Sections 5.1 and 5.2 hereto.  It is not the intention of
the parties to have [              ], but solely in the event that the parties,
using their good faith efforts cannot reach agreement on [                   ]
of Licensed Products or Future Licensed Products.

4.5 FUTURE LICENSED PRODUCTS.  Solely in the event that:  (i) the Licensed
Product, as set forth in EXHIBIT A hereto, has received [             ];
and (ii) the parties, by the Commercialization Committee and acting reasonably
and in good faith, agree on the [                            ] for the Licensed
Product in each of the [                               ] Cholestech will have a
non-exclusive right to Metra Future Products to make, have made, import, use, and sell Future Licensed Products, as set forth in Section 2.1. Cholestech will bear all costs and expenses associated with formatting Metra Future Product to run on Cholestech's L-D-X-Registered Trademark- point-of-care instrument; PROVIDED, HOWEVER, that Cholestech is not prohibited from obtaining third party financing so long as Metra's Confidential Information is not disclosed to any such third party without Metra's prior written approval. Prior to any sale of a Future Licensed Products by Cholestech, the Commercialization Committee shall determine and set any profit split or royalty payments on the sale of such Future Licensed Products; PROVIDED, HOWEVER, that any such profit or royalty payments shall not exceed the amounts paid by the parties under Sections 4.3 and
5.1. In addition, in the event that Metra is obligated to pay royalties, license, milestone, or other fees to any third party with respect to Metra Future Product, then the Commercialization Committee shall determine and set the allocation of such royalties, license, milestone or other such fees.

4.6 [      ].  In the event that either party distributes any Licensed Product
or Future Licensed Products in the territory of [     ], the parties hereto
acknowledge and agree that Metra has the sole right to select and appoint the distributor and promotional party for such Licensed Product and Future Licensed Products.

4.7 NON-COMPETE OBLIGATIONS. Subject to the limitations of this Section 4.7, Cholestech shall not market or distribute any biochemical marker that is competitive with the Licensed Product or any Metra Future Product; PROVIDED, HOWEVER, that the foregoing obligation shall terminate upon the earlier to occur of: (i) Metra enters into a development, supply and/or license agreement with a
third party [                                                             ]; or
(ii) in the case of a third party to whom Metra has granted rights to more than
one product platform, including point-of-care, when such party [             ].
For purposes

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of this Section 4.7, two markers are deemed to be competitive only if they compete for the same intended use. As an example, a marker to measure bone resorption does not compete with a marker to measure bone formation, even though the two markers both measure an aspect of bone metabolism. If Cholestech desires to market or distribute its own marker or a third party marker that does not compete with an existing Metra Future Product, then Cholestech shall first consult with Metra for a period of twenty-one (21) days regarding whether Metra has a competing marker in development which will be available to Cholestech under the terms of this Agreement. If Metra does not have such a competing
marker in development, [                                                ] then
Cholestech shall be free to market and its own or third party marker.   In
addition, the obligations of this Section 4.7 shall not apply to any Metra Future Products that are not covered by a patent that is either owned by or licensed to Metra. Metra shall keep Cholestech informed at all times regarding its existing and future Metra Future Products. The obligations of this Section
4.7 shall terminate in the event that Cholestech loses the right to obtain Metra
Future Products because the parties fail to agree on a [                      ]
for one of the [                ] named in Section 4.5.

SECTION 5:  ROYALTY PAYMENTS; REPORTS.

5.1 ROYALTY ON DISTRIBUTION OF LICENSED PRODUCT. In the event that the Commercialization Committee cannot agree in accordance with the provisions of
Section 3.2 hereto regarding a distribution and promotion party for Licensed Products in any country outside the United States then, as contemplated under
Section 4.4 hereto, each party hereto shall have the right to appoint its own distribution and promotion party(ies) in such country, subject to payment of the following royalties:

    (i)  In the event that Licensed Product are distributed by Metra, Metra
will pay to Cholestech a royalty in the amount of [                  ] on the
[                                                                  ]; and

    (ii) In the event that Licensed Product are distributed by Cholestech,
Cholestech will pay to Metra a royalty in the amount of [              ]
on the [                                                         ].

5.2 CHOLESTECH DISTRIBUTED NON-METRA PRODUCT. In the event that a Non-Metra Product is distributed by Cholestech, and in the event that Cholestech does not exercise either Loan (as defined in Section 6.3 hereto) at Milestone 4 or 5 of the development of Licensed Product, as set forth in EXHIBIT D, then Cholestech
will pay to Metra a royalty in the amount of [                            ] on
Net Sales of Non-Metra Product until the Licensed Product is released commercially, at which time Cholestech will pay to Metra such royalty in the
amount of [             ] on Net Sales of Non-Metra Product; PROVIDED, HOWEVER,
that in the event that there is a delay in the commercial release of Licensed
Product [                                            ]

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[                                                       ] as set forth in this
Section 5.2. In the event that a Non-Metra Product is distributed by Cholestech, and in the event that Cholestech does exercise either Loan
(as defined in Section 6.3 hereto) at Milestone 4 or 5 of the development of Licensed Product, as set forth in EXHIBIT D, then the royalty payments shall be paid by Cholestech to Metra in accordance with Sections 6.3(e),
(f), (g), or (h), as applicable.  In any event, Cholestech's obligation to pay a royalty to Metra on the sale and distribution of a Non-Metra Product
shall expire [           ] from the date of [          ] of such Non-Metra
Product.

5.3 ROYALTY PAYMENTS. Royalties shall be calculated on a quarterly basis and shall be paid no later than forty-five (45) days after the end of each calendar quarter.

5.4 REPORTS. Each of Cholestech and Metra shall furnish to the other party a written report which includes: (i) the Licensed Product and Future Licensed Products sold; (ii) the identity of the countries in which sales have been made;
(iii) the Net Sales of each Licensed Product and Future Licensed Products; and
(iv) the financial information relevant to the calculation of royalties, including the prevailing royalty rate(s) used to calculate such royalties. Such reports shall be due no later than forty-five (45) days after the end of each quarter, together with any royalties then due. Such reports shall be made whether or not either party has engaged in any sales hereunder during said quarter and shall commence upon commercial release of the first product hereunder. All information provided by the parties under this Section 5.4 shall be Confidential Information; PROVIDED, HOWEVER, that Metra may disclose such information to the Rowett Research Institute to the extent required by the terms of Metra's License Agreement with the Rowett Research Institute dated April 30, 1990, PROVIDED, FURTHER, that Rowett agrees in writing to keep such information disclosed to it confidential and not to use such information in any way to the detriment of Cholestech.

5.5 RECORDS AND AUDIT. Cholestech shall keep full, complete and proper records and accounts of Net Sales and Fully Burdened Manufacturing Costs of each Licensed Product and Future Licensed Products in sufficient detail to enable the royalties and Licensed Products Profits payable to Metra to be determined, and Metra shall keep full, complete and proper records and accounts of Net Sales and Fully Burdened Manufacturing Costs of each Reagents and, as applicable, Licensed Product and Future Licensed Products. Upon reasonable notice to the audited party, each party shall have the right to have an independent certified public accountant, selected by the auditing party and acceptable to the audited party, audit the audited party's and such audited party's Affiliates' records pertaining to Licensed Product, Future Licensed Products, and Reagents, as applicable, during normal business hours to verify the royalties payable, Net Sales, and Fully Burdened Manufacturing Costs of each Licensed Product and Future Licensed Products pursuant to this Agreement; PROVIDED, HOWEVER, that such audit: (i) shall not take place more frequently than once a year; and (ii) shall not cover such records for more than the preceding three (3) years. Such audit shall be at the expense of the auditing party unless the audited party has paid to the auditing party less than ninety-five percent (95%) of the amount determined to be due for a given time period, in which case such audit shall be at audited party's expense. Each party hereto shall (and require its Affiliates to) preserve and maintain all such records and accounts required for audit for a period of three (3) years after the quarter to which

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such records and accounts apply.  In any event, the auditor shall only disclose to the auditing party the results of such audit and none of the data upon which such audit results are based, which audit results shall be treated by the auditor and the auditing party as Confidential Information subject to the provisions of this Agreement.

SECTION 6:  EQUITY INVESTMENT; LOANS.

6.1 EQUITY INVESTMENT FUNDING. Metra will fund Cholestech's development of the Licensed Product by investing in common stock of Cholestech in accordance with the Investment Schedule set forth in EXHIBIT D attached hereto. Equity investments will be made by Metra upon the completion of each Milestone, as set forth in EXHIBIT D, upon the mutual agreement of both parties that such Milestone has successfully been completed, acting reasonably and in good faith. The Milestones set forth in EXHIBIT D do not necessarily need to be performed in the recited order; PROVIDED, HOWEVER, that the first Milestone must be performed before any other Milestone. In addition, Cholestech hereby grants to Metra registration rights as set forth in EXHIBIT E hereto, and the parties shall execute a Registration Rights Agreement substantially in the form of Registration Rights Agreement attached hereto as EXHIBIT E.

6.2 NO OBLIGATION. Cholestech is under no obligation to accept any loan amount associated with either of Milestone 4 or Milestone 5, as set forth in EXHIBIT D.

6.3 LOAN CONDITIONS: LICENSED PRODUCTS. In the event that Cholestech exercises its option to the loan at either of Milestone 4 or Milestone 5 (the "LOAN"), as set forth in EXHIBIT D attached hereto, each such Loan will be subject to the following provisions:

    (a)  The annual interest rate for each such Loan shall be at the [        ]
at the time of each such Loan, as published in the Wall Street Journal on the date of each such loan;

    (b)  The Licensed Product Profits for Licensed Product will be divided
between Metra and Cholestech according to the following:  [              ] of
such Licensed Product Profits shall be paid to Cholestech, and [           ]
of such Licensed Product Profits shall be paid to Metra, [              ] of
such [          ] to be credited toward any outstanding Loan amount owed
by Cholestech.(1)  Upon payment in full of all Loan balances, the parties shall
[              ] Licensed Product Profits, as set forth in Section 4.3 hereto;

    (c)  Any and all outstanding Loan balance will be due and payable in full
the sooner of:  (i) [              ] from the date the Licensed Product is first
made [                     ]; or (ii) upon termination of this Agreement by
Metra for breach by Cholestech, according to the Schedule set forth in
Section 6.3(d);


- -----------------------
(1)By way of example, but not limitation, if profits from the sale of Licensed
Product equals [   ], then [   ] is paid to Cholestech, and [   ] is paid to
Metra, and out of Metra's [   ], Metra will credit [  ] toward any outstanding
loan balance.

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    (d)  If the Development Committee determines or the parties mutually agree that the Licensed Product cannot be released commercially that would meet the then-existing product specifications, then all Loan amounts will be repaid to
Metra by Cholestech in [               ] installments over the period of [    ]
extending from the date of such determination;

    (e) For so long as there is any outstanding Loan balance, whether or not the Licensed Product has been commercially released (except as set forth in
Section 6.3(f) hereto), Cholestech will pay to Metra a royalty in the amount of
[            ] on Net Sales of Non-Metra Product;

    (f)  For so long as there is any outstanding Loan balance, and in the event
that there is a delay in the commercial release of Licensed Product [         ]
then Cholestech will pay to Metra a royalty in the amount of [               ]
on Net Sales of Non-Metra Product until such time as:  (i) [                  ]
and the Licensed Product is [                      ], at which time Cholestech
shall pay to Metra such royalty as set forth in Section 6.3(e) hereto; or (i) such Loan has fully been repaid by Cholestech, at which time Cholestech shall pay to Metra such royalty as set forth in Section 6.3(g) hereto;

    (g) In the event that Cholestech repaid all outstanding Loan balances to Metra, and whether or not the Licensed Product has commercially been released (except as set forth in Section 6.3(h) hereto), then Cholestech will pay to
Metra a royalty in the amount of [            ] on Net Sales of such Non-Metra
Product;

    (h) In the event that Cholestech repaid all outstanding Loan balances to Metra, and in the event that there is a delay in the commercial release of
Licensed Product [                                ] then Cholestech will pay
to Metra a royalty in the amount of [                           ] on Net Sales
of Non-Metra Product [                        ] and the Licensed Product is
[                 ] at which time Cholestech shall pay to Metra the royalty as set forth in Section 6.3(g); and

    (i) At any time during the Term of this Agreement, Cholestech shall have the right to repay the entire outstanding loan balance without penalty.

SECTION 7:  GOVERNMENT APPROVALS

7.1 NOTICE OF FDA APPROVALS. Metra shall promptly provide Cholestech with notice of FDA and corresponding foreign regulatory approvals received by Metra regarding Licensed Product and Future Licensed Products.

7.2 APPROVALS. Cholestech shall solely be responsible for obtaining all necessary governmental approvals, including FDA approvals, for the development, testing, production, distribution, sale and use of Licensed Product, Future Licensed Products, and Non-Metra Product. Metra agrees to provide Cholestech, at Cholestech's expense, (except for the value of any time expended by existing Metra employees) with any assistance reasonably requested by

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Cholestech, in obtaining such governmental approvals, including, without limitation, the furnishing of all relevant technical information and know-how presently or hereafter available to Metra, but excluding any documentation or data which Metra is bound by obligations to third parties to keep confidential.

7.3 ASSISTANCE WITH REGULATORY APPROVALS. Metra shall provide Cholestech with any reasonable assistance that any governmental regulatory body, such as the FDA or the equivalent, deems necessary or appropriate for Cholestech to secure regulatory approvals and/or make regulatory submissions in any country with respect to disclosures made regarding Reagents, including but not limited to FDA approvals and submissions.

SECTION 8:  MANUFACTURING

8.1 MANUFACTURING/GMP DOCUMENTATION. To assure the performance of each party's obligations under the default manufacturing provisions to be included in the supply agreement (as contemplated by Section 2.2), Cholestech shall keep its Cholestech Technology (including, but not limited to all relevant manufacturing/GMP documentation) and Metra shall keep its Metra Technology (including, but not limited to all relevant manufacturing/GMP documentation), on-site at the respective company's headquarters and at a location and/or with a person identified to the other party hereto from time to time.

8.2 CHOLESTECH OBLIGATIONS.  In addition to the responsibilities and obligations otherwise set forth in this Agreement, Cholestech shall: (i) provide any and all necessary funding to scale-up and validate a manufacturing
line capable of producing at least [                           ] of Licensed
Product [         ] suitable for commercial sale; (ii) supply to Metra Licensed
Product in such amounts as Metra may require; PROVIDED, HOWEVER, that Metra or
the Commercialization Committee provides Cholestech with a [                 ]
rolling forecast prepared in good faith setting forth such Licensed Products and
Future Licensed Products requirements on a [       ] basis for [        ], which
forecasts shall be updated; PROVIDED, HOWEVER, that any increase in such
forecast within a [          ] window of receipt by Cholestech cannot be made
without Cholestech's prior written consent; and (iii) identify the Reagents included in such Licensed Product and Future Licensed Products (including all packaging, marketing, and promotional materials therefor) by the appropriate Trademarks, as shall be reasonably directed by Metra. A material failure to perform the obligations set forth in this Section 8.2 shall constitute a material breach of this Agreement.

8.3 METRA OBLIGATIONS. In addition to the responsibilities and obligations otherwise set forth in this Agreement, Metra agrees to supply to Cholestech Reagents that Cholestech requires solely for purposes of exercising its rights to develop, manufacture and distribute the Licensed Product and Future Licensed Products pursuant to the terms of this Agreement; PROVIDED, HOWEVER, that the
Commercialization Committee or Cholestech provides Metra with a [         ]
rolling forecast prepared in good faith setting forth such Reagents requirements
on a [       ] basis for such [         ], which forecasts shall be updated;
PROVIDED, HOWEVER, that any increase in such forecast within a [             ]
window of receipt by Metra cannot be made without Metra's

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prior written consent.  A material failure to perform the obligations set forth in this Section 8.3 shall constitute a material breach of this Agreement.

SECTION 9:  OWNERSHIP

9.1 JOINT INVENTIONS. The parties agree that all inventions, discoveries, and improvements, whether or not patentable, jointly made or conceived by employees or others acting on behalf of both Metra and Cholestech during the Term of this Agreement and relating to Reagents or Metra Technology, collectively the "METRA JOINT INVENTIONS", shall be owned by Metra. The parties further agree that all inventions, discoveries, and improvements, whether or not patentable, jointly made or conceived by employees or others acting on behalf of both Metra and Cholestech during the Term of this Agreement and relating to Cholestech's L-D-X-Registered Trademark- point-of-care instrument, an immunoassay cassette for use in Cholestech's L-D-X-Registered Trademark- point-of-care instrument, or Cholestech Technology, collectively the "CHOLESTECH JOINT INVENTIONS", shall be owned by Cholestech. Any invention, discovery, and improvement whether or not patentable, jointly made or conceived by employees or others acting on behalf of both Metra and Cholestech during the Term of this Agreement and relating neither to Reagents, Cholestech's L-D-X-Registered Trademark- point-of-care instrument, an immunoassay cassette for use in Cholestech's L-D-X-Registered Trademark-point-of-care instrument, Cholestech Technology or Metra Technology, collectively "JOINT INVENTIONS", shall be jointly owned by both parties hereto and each party has the right to exploit and sublicense such Joint Inventions without any duty to account to the other party for profits derived therefrom, and the Development Committee shall determine which party shall be responsible for prosecution and maintenance, and costs and expenses related thereto, of any patent application and patent relating to such Joint Inventions. Each party hereto shall promptly disclose to the other party hereto the making, conception or reduction to practice of any such Metra Joint Invention or Cholestech Joint Invention. Each party shall apply for any patent(s) covering its own joint invention, as defined in this Section 9.1, and shall be responsible for any and all costs associated with prosecuting and maintaining such patents; PROVIDED, HOWEVER, that if a party fails to prosecute or maintain any such patent (the "FIRST PARTY") within sixty (60) days of request in writing by the other party hereto (the "SECOND PARTY"), such Second Party shall have the right to prosecute and maintain such patent at its own expense and shall be solely entitled to ownership of the issuing or issued patent, and such First Party shall have, during the Term of this Agreement, a non-exclusive, royalty-free license to make, have made, use, sell, and import under such patent, and after the termination or exipration of this Agreement, such First Party shall then have a non-exclusive license to make, have made, use, sell, and import under such patent, under commercially reasonable royalty terms.

9.2 INVENTIONS. In the event that Cholestech solely invents or discovers any improvement(s) or modification(s) solely applicable to: (i) Metra Technology, then ownership therein shall be solely in Metra; or (ii) Cholestech Technology, then ownership therein shall be solely in Cholestech. In the event that Metra solely invents or discovers any improvement(s) or modification(s) solely applicable to: (x) Cholestech Technology, then ownership therein shall be solely in Cholestech; or (y) Metra Technology, then ownership therein shall be
solely in Metra.    Each party shall fully cooperate in assuring that all rights in and to such inventions and discoveries are fully vested in the other party in accordance with this Section 9.2. Each party

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shall promptly notify the other party of any such inventions or discoveries set forth in this Section 9.2.

SECTION 10:  REPRESENTATIONS AND WARRANTIES

10.1     BY CHOLESTECH. Cholestech hereby represents and warrants to Metra that:
(i) Cholestech has the right to enter into and perform its obligations under this Agreement and that to the best of Cholestech's knowledge and belief the execution, delivery and performance of this Agreement does not conflict with, violate, or breach any agreement to which Cholestech is a party, or with Cholestech's Articles of Incorporation or Bylaws; (ii) to the best of Cholestech's knowledge and belief, the execution, delivery, and performance of this Agreement does not conflict with, violate, or breach any agreement filed by Cholestech as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under The Securities Act of 1933, as amended, or with Cholestech's Articles of Incorporation or Bylaws; (iii) to the best of its knowledge and belief as of the Effective Date of this Agreement, the manufacture, use, sale, offer to sell or importing of Licensed Product and Future Licensed Products based on the Cholestech Technology in the Territory does not infringe or violate any patent, trademark, or copyright or any other intellectual property or proprietary rights of any third party, and during the Term of this Agreement Cholestech shall discuss and report to the Development Committee any knowledge or belief that the manufacture, use, sale, offer to sell, or importing of the Licensed Product or Future Licensed Products based on the Cholestech Technology in the Territory infringes or violates any patent, trademark, or copyright or any other intellectual property or proprietary rights of any third party; (iv) to the best of Cholestech's knowledge and belief as of the Effective Date of this Agreement, there are no pending actions, either actual or threatened, relating to Cholestech Technology or Cholestech Patents; and (v) the Cholestech Patents and/or Cholestech Technology have not knowingly been obtained through any activity, omission or representation that would limit or destroy the validity of the Cholestech Patents and/or Cholestech Technology and Cholestech has no knowledge or information that would materially impact the validity and/or enforceability of the existing Cholestech Patents and/or Cholestech Technology.

10.2 BY METRA. Metra hereby represents and warrants to Cholestech that: (i) Metra has the right to enter into and perform Metra's obligations under this Agreement and to grant the license and sublicense granted herein, and to supply the Reagents; (ii) to the best of Metra's knowledge and belief, the execution, delivery, and performance of this Agreement does not conflict with, violate, or breach any agreement filed by Metra as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under The Securities Act of 1933, as amended, or with Metra's Articles of Incorporation or Bylaws; (iii) to the best of its knowledge and belief as of the Effective Date of this Agreement, the manufacture, use, sale, offer to sell or importing of Licensed Product and Future Licensed Products based on the Metra Technology in the Territory does not infringe or violate any patent, trademark, or copyright or any other intellectual property or proprietary rights of any third party, and during the Term of this Agreement Metra shall discuss and report to the Development Committee any knowledge or belief that the manufacture, use, sale, offer to sell, or importing of the Licensed Product or Future Licensed Products based on the Metra Technology in the Territory infringes or violates any patent, trademark, or copyright or any other intellectual property or proprietary rights of any third party; (iv) to the

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best of Metra's knowledge and belief, there are no pending actions, either actual or threatened, relating to Metra Technology or Metra Patents; and (v) the Metra Patents and/or Metra Technology have not knowingly been obtained through any activity, omission or representation that would limit or destroy the validity of the Metra Patents and/or Metra Technology and Metra has no knowledge or information that would materially impact the validity and/or enforceability of the existing Metra Patents and/or Metra Technology.

10.3 MUTUAL. The parties hereby represent and warrant to each other that they will reasonably promptly keep the other party hereto informed of all material information concerning Licensed Products and Future Licensed Products.

10.4 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER STATUTORY WARRANTIES.

SECTION 11:  INDEMNIFICATION

11.1 BY METRA. Subject to the provisions of Section 11.3 hereto, Metra hereby agrees at all times during the Term of this Agreement to be responsible for, and to indemnify, defend and hold harmless Cholestech from and against any and all claims, actions, proceedings, expenses, liabilities or losses, including reasonable legal expenses and costs, including attorney fees: (i) arising from or based on a breach of Metra's representations and warranties contained in
Section 10.2 hereto; (ii) resulting from personal injury, product liability or property damage relating to or arising from the manufacture, use or sale of Reagents by Cholestech or its Affiliates; and (iii) any third party claims, suits, actions, proceedings, liabilities or losses arising from infringement or violation of any patent, trademark, or copyright or any other intellectual property or proprietary rights of such third party arising from the manufacture, use, sale, offer to sell or importing of Reagents in the Territory; UNLESS and to the extent such claims, actions, proceedings, liabilities or losses arise from Cholestech Technology as such Cholestech Technology is supplied by Cholestech, or unless and to the extent that such claims, actions, proceedings, liabilities or losses arise from the gross negligence or intentional misconduct of Cholestech, either in whole or in part.

11.2 BY CHOLESTECH. Subject to the provisions of Section 11.3 hereto, Cholestech hereby agrees to indemnify, defend and hold harmless Metra from and against any and all claims, actions, proceedings, liabilities or losses, including reasonable legal expenses and costs, including attorney fees: (i) arising from or based on a breach of Cholestech's representations and warranties contained in Section 10.1 hereto; (ii) resulting from personal injury, product liability or property damage relating to or arising from the manufacture, use or sale of Licensed Products or Future Licensed Products by Cholestech or its Affiliates, unless and to the extent such claims, actions, proceedings, liabilities or losses arise from Reagent(s) as such Reagent(s) is (are) supplied by Metra, or unless and to the extent that such claims, actions, proceedings, liabilities or losses arise from the gross negligence or intentional misconduct of Metra, either in whole or in

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part; and (iii) any third party claims, suits, actions, proceedings, liabilities or losses arising from infringement or violation of any patent, trademark, or copyright or any other intellectual property or proprietary rights of such third party arising from the manufacture, use, sale, offer to sell or importing of Licensed Product and Future Licensed Products in the Territory, unless and to the extent such claims, suits, actions, proceedings, liabilities or losses arise from Reagent(s) as such Reagent(s) is (are) supplied by Metra, or unless and to the extent that such claims, suits, actions, proceedings, liabilities or losses arise from the gross negligence or intentional misconduct of Metra, either in whole or in part.

11.3 NOTIFICATION. The parties shall promptly notify each other of any claims or suits with respect to which indemnification is sought. The party requesting indemnification shall permit the indemnifying party to assume the defense of such claims or suits giving rise to the request at the indemnifying party's expense. The requesting party shall cooperate with the indemnifying party in such defense when reasonably requested to do so. No settlement or compromise shall be binding on a party to this Agreement without such party's prior written consent, such consent not to be unreasonably withheld.

11.4 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED
AND ON ANY THEORY OF LIABILITY; PROVIDED HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO A BREACH BY EITHER PARTY OF SECTION 12. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.5 ACTION AGAINST INFRINGERS. If during the term of this Agreement, either party becomes aware of a third party infringement or threatened infringement of any Cholestech Patent or Metra Patent in the Territory, or any misappropriation of Cholestech Technology or Metra Technology that is incorporated in or related to Licensed Product or Future Licensed Products, the following provisions shall apply:

    11.5.1 The party having such knowledge shall promptly give notice to the other party, with all available details.

    11.5.2 Metra shall have the right, but not the obligation, to pursue in its name at its own expense efforts to restrain such infringement and to recover profits and damages if such infringement relates to Metra Technology or Metra Patents. Cholestech agrees at Metra's request to cooperate in the pursuit thereof, as is reasonably necessary, at Metra's expense. If Metra decides to undertake such action, then Metra shall have the sole right to control prosecution but Metra shall keep Cholestech informed on a regular basis as to the status of such action.

    11.5.3    If Metra fails to take action within [                        ]
after becoming aware of such infringement, in the first instance or by notice from Cholestech, then Cholestech, at any time prior to Metra thereafter taking action, shall have the right, but not the obligation to take such action in its own name or in the name of Metra as it deems necessary or appropriate;

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                                         -19-

                                                                   CONFIDENTIAL

PROVIDED, HOWEVER, that:  (i) such infringement arises out of activities
occurring in the territories [                                       ]; (ii)
such infringement relates to Metra Technology or Metra Patents in or covering
Licensed Product or Future Licensed Products; (iii) [                      ];
and (iv) Cholestech shall not settle any such action without Metra's prior consent, which shall not be unreasonably withheld. In the event that Cholestech exercises its rights under this Section 11.5.3, Metra shall have the right to observe in any such action hereunder, and Cholestech shall pay for Metra's reasonable attorneys fees associated with such observation. Metra shall cooperate with Cholestech, at Cholestech's expense, as is reasonably necessary in any such action brought by Cholestech. If Cholestech brings legal action, Cholestech shall have the sole right to control prosecution and shall be entitled to the full share of any recovery, including all of Cholestech's lost profits and damages.

    11.5.4 Cholestech shall have the right, but not the obligation, to pursue in its name at its own expense efforts to restrain such infringement and to recover profits and damages if such infringement relates to Cholestech Technology or Cholestech Patents. Metra agrees at Cholestech's request to cooperate in the pursuit thereof, as is reasonably necessary, at Cholestech's expense. If Cholestech decides to undertake such action, then Cholestech shall have the sole right to control prosecution but Cholestech shall keep Metra informed on a regular basis as to the status of such action.

    11.5.5    If Cholestech fails to take action within [                  ]
after becoming aware of such infringement, in the first instance or by notice from Metra, then Metra, at any time prior to Cholestech thereafter taking action, shall have the right, but not the obligation to take such action in its own name or in the name of Cholestech as it deems necessary or appropriate; PROVIDED, HOWEVER, that: (i) such infringement arises out of activities
occurring in the territories [             ]; (ii) such infringement relates to
Cholestech Technology or Cholestech Patents in or covering Licensed Product or Future Licensed Products and relates to a biochemical marker that is competitive with a biochemical marker in the Licensed Product or Future Licensed Products, exclusive of any Cholestech Technology or Cholestech Patents in or covering Cholestech's L-D-X-Registered Trademark- point-of-care instrument; (iii)
[                                                   ]; and (iv) Metra shall not
settle any such action without Cholestech's prior consent, which shall not be unreasonably withheld. In the event that Metra exercises its rights under this
Section 11.5.5, Cholestech shall have the right to observe in any such action hereunder, and Metra shall pay for Cholestech's reasonable attorneys fees associated with such observation. Cholestech shall cooperate with Metra, at Metra's expense, as reasonably necessary in any action brought by Metra. If Metra brings legal action, Metra shall have the sole right to control such action and shall be entitled to the full amount of any recovery, including all of Metra's lost profits and damages.

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -20-

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                                                                   CONFIDENTIAL

SECTION 12:  CONFIDENTIALITY

12.1 "CONFIDENTIAL INFORMATION" shall mean any and all non-public and proprietary information, including, without limitation, information relating to the Technical Information of the other party, the Cholestech Patents, Cholestech Technology, Cholestech Inventions, Metra Patents, Metra Technology, Metra Inventions, or Joint Inventions, and the business plans of the other party, including information provided by either party to the other party prior to the Effective Date, which such party knows or has reason to know are or contain trade secrets or other proprietary information of the other, and which is specifically designated as such and which is disclosed by either party to the other in any form in connection with this Agreement, and if orally disclosed, is reduced in writing and provided to the other party within thirty (30) days of such disclosure. During the term of this Agreement and thereafter, each party shall maintain in confidence all Confidential Information and materials disclosed by the other party and shall not use such Confidential Information for any purpose except as permitted by this Agreement or disclose the same to anyone other than those of its Affiliates, sublicensees, employees, consultants, agents or subcontractors as are necessary in connection with such party's activities as contemplated in this Agreement. Each party shall obtain a written agreement from any sublicensees, employees, consultants, agents and subcontractors, prior to disclosure, to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement.

12.2 EXCEPTIONS. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information that: (i) was generally known and available to the public domain at the time it was disclosed, or becomes generally known and available to the public domain through no fault of the receiving party; (ii) was known to the receiving party, or was independently developed by or on behalf of the receiving party without benefit of Confidential Information prior to the time of disclosure as shown by the written records in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and in a manner which is otherwise not in violation of the disclosing party's rights; or (v) is disclosed by the receiving party pursuant to the order or requirement of a court, administrative agency, or other governmental body; PROVIDED, HOWEVER, that the receiving party shall provide reasonable advance notice to enable the disclosing party to seek a protective order or otherwise prevent such disclosure, or necessary to comply with the rules and regulations promulgated by the Securities and Exchange Commission.

12.3 AGREEMENT AND TERMS CONFIDENTIAL. Unless otherwise agreed to in writing or as necessary to comply with a valid legal order of a court of law or agency of competent jurisdiction or with the rules and regulations promulgated by the Securities and Exchange Commission, both the existence and terms of this Agreement shall be kept confidential by the parties.

12.4 PUBLICATION. Both parties agree not to publish any reports or papers, make any public presentation or otherwise publicly disseminate any information relating to any aspect of the development or manufacture of Licensed Product or Future Licensed Products which includes

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -21-

                                                                   CONFIDENTIAL

Confidential Information or other documentation or data belonging to the other, including any reference to Metra Technology or Cholestech Technology, and which was received pursuant to the terms of this Agreement without first obtaining written consent of the other party hereto, unless and to the extent disclosure of such documentation or data is necessary to comply with any law or government regulations, and provided further that the non-publishing party is so notified. Both parties also agree to provide each other with a manuscript of any proposed publication or written summary of any proposed oral disclosure at least thirty
(30) days prior to submission thereof for publication and to incorporate any changes in such manuscript as are necessary to protect the Confidential Information of the non-publishing party. Cholestech and Metra may also require the other to include an acknowledgment of its role in any study to be published.

SECTION 13:  TERM AND TERMINATION

13.1 TERM AND EXPIRATION. The term of this Agreement shall be ten (10) years from the Effective Date (the "TERM") and, in the event that the Licensed Product is commercially released within such Term, the parties hereto agree to negotiate in good faith to extend the Term of this Agreement. This Agreement may be terminated at any time upon mutual agreement of the parties. Termination or expiration of this Agreement shall not release any party hereto from any liability which, at the time of such termination or expiration, has already accrued to the other party, or which is attributable to such termination or expiration, nor shall it preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

13.2 TERMINATION WITH CAUSE. Upon any material breach of this Agreement by either party, the non-breaching party may terminate this Agreement upon [
          ] written notice to the breaching party.  The notice shall become
effective at the end of the [              ] period unless the breaching party
shall cure such breach within such period. Metra shall have the right to terminate this Agreement if all development milestones in the Milestone Schedule set forth in EXHIBIT B attached hereto have not been achieved within two (2) years following the Effective Date.

13.3 RIGHTS BY METRA UPON TERMINATION. In the event that Metra terminates this Agreement pursuant to Section 13.2, and Cholestech desires to retain distribution rights for the Licensed Product, and/or Future Licensed Products, Cholestech shall have a limited non-exclusive, royalty-bearing right and license to distribute the Licensed Product in the Territory for so long as Cholestech
pays to Metra a royalty of [                 ] of the [                     ]
for the Licensed Product (the "TERMINATION ROYALTIES"); PROVIDED, HOWEVER,
[                                 ]. Upon such termination by Metra, Metra will
continue to supply Reagents to Cholestech at
a cost to Cholestech of [                                      ].

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -22-

                                                                   CONFIDENTIAL

13.4 RIGHT TO SELL STOCK ON HAND. Upon the termination of any license granted hereunder for any reason other than a failure to cure a material breach of this Agreement as set forth in Section 13.2 by Cholestech, Cholestech shall
have the right for [          ] thereafter to dispose of all Licensed Product
and Future Licensed Product then on hand to which such termination applies, and any royalties due and owing shall be paid to Metra with respect to Net Sales of such Licensed Product and Future Licensed Product as though such license had not terminated.

13.5 BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Metra to Cholestech in respect of Metra Patents and Metra Technology are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "Intellectual Property" as defined under Section 101(57) of the Bankruptcy Code. The parties agree that Cholestech, as licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against Metra seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of any order for relief or the appointment of a receiver, trustee or other similar official for it for any substantial part of its property or if it shall take any action to authorize any of the foregoing actions (each "PROCEEDING"), Cholestech shall have the right to retain and enforce its rights under this Agreement, including, but not limited to the following rights:

         (i) The right to continue to use the Licensed Product and Future Licensed Products and all versions and derivatives thereof, and all documentation and other supporting material relating thereto, in accordance with the terms and conditions of this Agreement;

         (ii) The right to a complete duplicate of (or complete access to, as appropriate) all Metra Patents and Metra Technology, if not already in Cholestech's possession, which shall be promptly delivered to Cholestech upon any such commencement of a Proceeding upon written request therefore by Cholestech, unless Metra elects to continue to perform all of its obligations under this Agreement; or if not otherwise delivered upon rejection of this Agreement by or on behalf of Metra upon written request therefore by Cholestech; and

         (iii) The right to obtain from Metra all documentation and supporting documents relating to the Licensed Product and Future Licensed Products and all versions and derivatives thereof.

SECTION 14:  MISCELLANEOUS PROVISIONS

14.1 RELATIONSHIP OF PARTIES. Cholestech and Metra shall be independent contractors and shall not be deemed to be parties, joint venturers or each other's agents or employees, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.


14.2 SURVIVAL. The provisions of Sections 1, 5.5, 6.3(c), 6.3(d), 6.3(e), 9, 10, 11, 12, 13.3, 13.4, and 14, shall survive termination or expiration of this Agreement.

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                                         -23-

                                                                   CONFIDENTIAL

14.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

14.4 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such party to which this Agreement relates, and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor, or the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein.

14.5 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Metra and Cholestech subject to the limitations on assignment.

14.6 GOVERNING LAW; DISPUTES AND ALTERNATIVE DISPUTE RESOLUTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law. Any dispute or claim arising out of or in connection with this Agreement (unless otherwise set forth herein) shall be resolved in accordance with the provisions set forth herein and attached as EXHIBIT C attached hereto.

14.7 SEVERABILITY. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

14.8 NO WAIVER. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

14.9 ATTORNEY'S FEES. In the event of a dispute under this Agreement between the parties, or in the event of any default, the party prevailing in the resolution of any such dispute or default shall be entitled to request a recovery of its attorneys' fees and other costs.

14.10 NOTICES. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally, by confirmed telecopy to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -24-

                                                                   CONFIDENTIAL

If to Cholestech:  Cholestech Corporation
                   3347 Investment Boulevard
                   Hayward, CA  94545
                   Telephone:     510-732-7200
                   Facsimile:     510-732-7227
                   Attention:     President and CEO


FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -25-

                                                                   CONFIDENTIAL

with a copy to:    Robert P. Latta, Esq.
                        Wilson, Sonsini, Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, CA  94304
                        Telephone:     415-493-9300
                        Facsimile:     415-493-6811

If to Metra:       Metra Biosystems Inc.              cc:  Mark Weeks, Esq.
                   265 North Whisman Road             Venture Law Group
                   Mountain View, CA 94043            2800 Sand Hill Road
                   Telephone: 415-903-9100            Menlo Park, CA 94025
                   Fax: 415-903-0500                  Telephone: 415-854-4488
                   Attention: George W. Dunbar, Jr.   Fax: 415-854-1121

or at such other address or telecopy number as such party to whom notice is directed may designate to the other party in writing.

14.11 PUBLIC ANNOUNCEMENTS. The parties will cooperate to create appropriate public announcements of the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

14.12 FORCE MAJEURE. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

14.13    NO RIGHT OF PUBLICITY.   Except as otherwise provided herein, no
right, express or implied, is granted by this Agreement to either party to use in any manner the name of Cholestech or Metra or any other trade name or trademark of the other party in connection with the performance of this Agreement.

14.14 COUNTERPARTS. This Agreement shall be fully executed in two (2) original counterparts, each of which shall be deemed an original.


                              [INTENTIONALLY LEFT BLANK]

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -26-

                                                                   CONFIDENTIAL

    IN WITNESS WHEREOF, authorized officers of each of Cholestech and Metra have executed this Agreement as of the date first set forth above.


METRA BIOSYSTEMS, INC.                 CHOLESTECH CORPORATION



By:                                    By:
    --------------------                    --------------------
    George W. Dunbar, Jr.                   Warren E. Pinckert II
    President and CEO                       President and CEO


Date:                                  Date:
     -------------------                     -------------------

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL
                                         -27-

                                                                   CONFIDENTIAL

                                      EXHIBIT A
                           LICENSED PRODUCT SPECIFICATIONS



Analytes Deoxypyridinoline (nM) and Creatinine (mM), with L-D-X-Registered Trademark- capable of displaying the Dpd, creatinine, and normalized results on LCD and provide printed results

Format Runs on existing L-D-X-Registered Trademark-platform with ROM upgrade only

Assay Protocol               Suitable for CLIA waved status

Total Assay Time             Less than 10 minutes

Sample                            First or second morning void urine

Correlation to Pyrilinks
  -Registered Trademark--D   [                           ]
                              -
Reference Range
(normalized)                 [                                     ]

Dynamic Range                [               ]

Between-run precision        [         ]
                             -
Between-lot precision        [         ]
                             -
Spike recovery & linearity   [          ]               [           ]
                                                    -
                             [                 ]
                                                    -
                             [                 ]
                                                    -

Cassette Shelf Life          [                       ]

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

                                      EXHIBIT B
                          DEVELOPMENT AND MILESTONE SCHEDULE


DEVELOPMENT STEPS                 [            ]

1.  Set specifications            [      ]
2.  Design cassette               [  ]
3.  Fabricate prototypes          [  ]
4.  Design tools                  [  ]
5.  Scale-up (pilot mfg)          [  ]
6.  Run clinical trials           [  ]
7.  Submit data to FDA            [  ]

MILESTONES                        DATE (EST.)

1.  Sign Agreement                5/96
    [                  ]          [     ]
    [                  ]          [     ]
    [                  ]          [     ]

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

                                      EXHIBIT C

                     ALTERNATIVE DISPUTE RESOLUTION MECHANISM FOR
               CHOLESTECH/METRA DEVELOPMENT, LICENSE AND DISTRIBUTION
                                      AGREEMENT

1.  MEDIATION

    In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties within the fifteen (15) day negotiation period, the parties will attempt in good faith to resolve such dispute or claim by mediation in San Francisco, California, in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of the fifteen day negotiation period. Nothing herein, however, shall prohibit either party from initiating arbitration proceedings if such party would be substantially prejudiced by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. The cost of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be reduced to writing, signed by the parties, and shall be binding on them.

2.  ARBITRATION

    Any dispute or claim arising out of or related to this Agreement, or the interpretation, making, performance, breach, validity or termination thereof, which has not been resolved by negotiation or mediation as set forth above, shall be finally settled by binding arbitration in San Francisco, California, under the Commercial Arbitration Rules and the Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (together with "AAA Rules") by one arbitrator appointed in accordance with the AAA Rules.

    This Agreement shall be governed by the law of the state of California.
The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitrator shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the AAA Rules, without reference to state arbitration law. At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

    The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator.

    The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees,

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and reasonable attorneys' fees.

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

                                      EXHIBIT D
                                 INVESTMENT SCHEDULE


I.  EQUITY INVESTMENT FUNDING

1.  MILESTONE:          Execution of Agreement.
    EQUITY INVESTMENT:  $250,000
    Payable by Metra upon execution of this Agreement.  Funding to be used to
conduct further development work to [                                   ]
Purchase price for the shares will be determined by calculating a volume weighted average based on the five (5) day trading average before the completion of such milestone.

2.  MILESTONE:     [                             ].
    EQUITY INVESTMENT:  [                 ]
    Purchase price for the shares will be determined by calculating a volume weighted average based on the five (5) day trading average before the completion of such milestone.

3.  MILESTONE:     [                               ]
    EQUITY INVESTMENT:  [                 ]
    Purchase price for the shares will be determined by calculating a volume weighted average based on the five (5) day trading average before the completion of such milestone.


II. LOANS TO CHOLESTECH

    The following two milestones are subject to the provisions of Section 6.3 of this Agreement:

4.  MILESTONE:     [                               ]

    LOAN AMOUNT:   [                      ]

5.  MILESTONE:     [                      ]

    LOAN AMOUNT:   [                ]

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

                                      EXHIBIT E
                        FORM OF REGISTRATION RIGHTS AGREEMENT

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL

                                                                   CONFIDENTIAL

                                      EXHIBIT F
                                      TRADEMARKS

I.  METRA TRADEMARKS

Pyrilinks-Registered Trademark--D
Metra Biosystems


II. CHOLESTECH TRADEMARKS

Cholestech L-D-X-Registered Trademark-
Cholestech

FINAL FRIDAY, MAY 03, 1996                                         CONFIDENTIAL